INUVO ANNOUNCES ADDITIONAL SALES TO CLOSE OUT REGISTERED DIRECT OFFERING

Little Rock, Arkansas; April 1, 2020: Inuvo, Inc. (NYSE American: INUV) today announced it has agreed to sell an additional 1,400,285 shares of its common stock at a price of $0.175 per share for anticipated gross proceeds of approximately $245,050 which will close out its previously announced registered direct offering. These sales are in addition to the 3,115,000 shares sold in the offering on March 27, 2020 which generated gross proceeds of $545,125. The additional shares were offered and are expected to be sold to certain investors in a registered direct offering conducted without an underwriter or placement agent. The expected net proceeds from the final closing of this offering, after deducting estimated offering expenses, will be approximately $245,050. These final sales in the offering are expected to close on or around April 2, 2020.

Inuvo plans to use the net proceeds of the offering for working capital and general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-220317), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on September 8, 2017. A prospectus supplement relating to the registered direct offering will be filed by the Company with the SEC. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at www.sec.gov or from Inuvo, Inc., 500 President Clinton Boulevard, Suite 300, Little Rock, Arkansas 72201, Attention: Investor Relations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Inuvo in the registered direct offering. There shall not be any offer, solicitation of an offer to buy, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any registered direct offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Inuvo

Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous and proprietary consumer intent data for agencies, advertisers and partners. To learn more, visit www.inuvo.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about the expected closing of the offering; anticipated use of the net proceeds of the offering; and other risks and uncertainties detailed in Inuvo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019, and our other filings with the SEC. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer

Tel (501) 205-8397
wallace.ruiz@inuvo.com

Investor Relations:
KCSA Strategic Communications
Valter Pinto, Managing Director
Tel (212) 896-1254
Valter@KCSA.com